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NEAH POWER SYSTEMS ANNOUNCES REVERSE SPLIT AND PLANS FOR 1:2 FORWARD SPLIT FOR LISTING ELIGIBILITY

Bothell, WA, July 28, 2009 – Neah Power Systems, Inc., (‘NEAH’, OTCBB: NPWS) www.neahpower.com, the Company developing fuel cells for the military and portable electronic devices, announced that it was implementing the 200:1 reverse split of its common stock that had been previously approved by Neah shareholders. After the reverse split, the stock will trade under the ticker symbol ‘NPWZ’. Neah also announced that it was seeking approval for a 1:2 forward split on the stock after implementing the reverse split.

Dr. Chris D’Couto, NEAH CEO, said, “We have made significant progress on multiple fronts over the last few months. The confidence and support of our customers and partners have enabled completing the various milestones. We are implementing the reverse split, and applying for a forward split, to meet the needs of institutional and other investors. We expect that this will also position Neah to meet its corporate goals, including listing on the AMEX.”

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About NEAH Power

NEAH Power Systems, Inc. (NPWZ) is developing long-lasting, efficient and safe power solutions for the military and for portable electronic devices. NEAH uses a unique, patented, silicon-based design for its micro fuel cells that enable higher power densities, lower cost and compact form-factors. The company’s micro fuel cell system can run in aerobic and anaerobic modes.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See Neah Power System’s Form 10-KSB for the fiscal year ended September 30, 2008  for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.